UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 21, 2008

Tortoise Capital Resources Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10801 Mastin Blvd., Suite 222, Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 21, 2008, Tortoise Capital Resources Corporation (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) with U.S. Bank National Association (“U.S. Bank”), as lender, agent and lead arranger, Bank of Oklahoma, N.A. (“Bank of Oklahoma”) and First National Bank of Kansas (each a “Bank” and collectively, the “Banks”), amending the Credit Agreement dated as of April 25, 2007 among the Company, U.S. Bank and Bank of Oklahoma, as amended by the First Amendment to Credit Agreement dated as of  July 18, 2007 and the Second Amendment to Credit Agreement dated as of September 28, 2007 (as so amended, the “Credit Agreement”, and as amended by the Third Amendment, the “Amended Credit Agreement”).  The Third Amendment extends the term of the Credit Agreement for 364 days and provides for a revolving credit facility of $40 million that can be increased to $50 million if certain conditions are met. The Amended Credit Agreement terminates on March 20, 2009.

The description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment that is filed hereto as Exhibit 10.1 and incorporated herein by reference.

U.S. Bank serves as the Company’s custodian for its securities and other assets pursuant to a custody agreement.  U.S. Bank also serves as custodian for Tortoise Energy Infrastructure Corporation (“TYG”), Tortoise Energy Capital Corporation (“TYY”), Tortoise North American Energy Corporation (“TYN”), and two private funds advised by the Company’s investment adviser, which are affiliates of the Company.  In addition, U.S. Bancorp Fund Services, LLC, an affiliate of U.S. Bank, provides fund accounting services to the Company pursuant to a fund accounting servicing agreement and provides fund administration services and fund accounting services to TYG and TYY, pursuant to fund administration servicing agreements and fund accounting servicing agreements, as well as fund accounting services to one of such private funds pursuant to a fund accounting servicing agreement.  In addition, each of TYG, TYY and TYN have entered into interest rate swap contracts with U.S. Bank to protect itself from increasing interest expense on its leverage resulting from increasing short-term interest rates.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01.                      Other Events.

On March 24, 2008, the Company announced that it had secured an extension to its revolving credit facility.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits
10.1
Third Amendment to Credit Agreement dated as of March 21, 2008 by and among Tortoise Capital Resources Corporation, U.S. Bank National Association, Bank of Oklahoma, N.A. and First National Bank of Kansas

99.1	Press Release dated March 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                TORTOISE CAPITAL RESOURCES CORPORATION

Dated:  March 26, 2008                                                                                                    By:  /s/ Terry Matlack
                                                Terry C. Matlack
                                                Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Third Amendment to Credit Agreement dated as of March 21, 2008 by and among Tortoise Capital Resources Corporation, U.S. Bank National Association, Bank of Oklahoma, N.A. and First National Bank of Kansas

99.1	Press Release dated March 24, 2008